EXHIBIT 23.2



                     Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Superior Energy Services, Inc. 1999 Stock Incentive Plan for the registration of 5,929,327 shares of Common Stock of Superior Energy Services, Inc. of our report dated March 2, 1999, with respect to the consolidated financial statements of Superior Energy Services, Inc. and subsidiaries (formerly Cardinal Holding Corp.) included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                 Ernst & Young, LLP

New Orleans, Louisiana
March 27, 2000